Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tian’an Technology Group Ltd on Form F-1/A to be filed on or about May 27, 2026, of our report dated May 21, 2026, on our audit of the financial statements as of December 31, 2025 and for the year then ended, which report was included in the Annual Report on Form 20-F filed May 22, 2026.

/s/ HHC

We have served as the Company’s auditor since 2022.

Forest Hills, New York

May 28, 2026

PCAOB ID #5867